Exhibit 99.1
Sonder Announces Cash Flow Positive Plan and Projects Positive Quarterly Free Cash Flow within 2023

Reduction of cash costs by approximately $85M on an annualized basis
Rapidly improve free cash flow towards reaching positive quarterly free cash flow within 2023
Company reaffirms Q2 2022 and FY 2022 revenue guidance, will now provide Free Cash Flow outlook
Management to host a conference call today, June 9, 2022 at 8:00am ET

SAN FRANCISCO, June 9, 2022 - Sonder Holdings Inc. (“Sonder”, NASDAQ: SOND), a leading next-generation hospitality company that is redefining the guest experience through technology and design, announced today its Cash Flow Positive plan, which prioritizes reaching positive quarterly free cash flow (“FCF”) within 2023 without additional fundraising and while preserving a robust cash cushion.

The Cash Flow Positive plan forecasts reaching positive quarterly FCF within 2023 using four key levers:
•Cut cash costs by approximately $85 million on an annualized basis1
•Reduce planned signings pace and drive growth primarily by opening already contracted units
•Improve growth quality by increasing our high threshold for incremental signings targeting 100% capital light2
•Focus on RevPAR initiatives to improve near term FCF

The Company will also continue to deliver its signature tech-enabled, design-forward experience to guests around the world, and look to attract a growing share of both business and leisure travelers.
Sonder also reaffirmed its Q2 2022 and FY2022 revenue guidance, and provided the following additional outlook for Free Cash Flow, which going forward replaces Adjusted EBITDA guidance as the Company’s main measure of expected profitability:
•Free Cash Flow
•Q2 2022 FCF of better than $(50) million (before one-time restructuring costs), a more than $15M improvement from Q1 2022 FCF
•Total 2H 2022 FCF of better than $(70) million
•Reach positive quarterly FCF within 2023
•Revenue
•Q2 2022 revenue growth of better than 140% year-over-year (vs. $47 million in Q2 2021)
•Q2 2022 RevPAR of better than $160
•FY 2022 revenue growth of 100-110% year-over-year (vs. $233 million in FY 2021)

The Company is completing a restructuring of its operations which will result in an approximately 21% reduction of existing corporate roles and a 7% reduction of existing frontline roles. Sonder is providing severance, benefits continuation and other support to assist departing employees with transitioning to new roles. The Company expects to incur $3.5 million to $5.5 million in one-time restructuring costs, approximately 80% of which are expected to be paid out in Q2 2022 and approximately 20% of which are expected to be paid out in 2H 2022.

Sonder will host a conference call with analysts and investors on Thursday, June 9, 2022 at 5:00 a.m. Pacific Time / 8:00 a.m. Eastern Time. To access the conference call via telephone please dial (877) 800-8199 or (615) 622-8089 for callers outside the United States and enter the conference ID 4754589. A
1 Represents difference between Q1 2022 on an annualized basis compared to 2H 2022 on an annualized basis. Excludes one-time restructuring costs.
2 Capital light represents deals where the real estate partner covers the upfront pre-opening costs and capex of onboarding the unit.

live and archived webcast of the conference call will be accessible from the “Events” section of the company’s Investor Relations website at investors.sonder.com.

Additional details of Sonder’s Cash Flow Positive plan are available at investors.sonder.com.

About Sonder
Sonder (NASDAQ: SOND) is revolutionizing hospitality through innovative, tech-enabled service and inspiring, thoughtfully designed accommodations combined into one seamless experience. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options — from spacious rooms to fully-equipped suites and apartments — found in 35+ markets spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Facebook, Twitter or Instagram. Download the Sonder app on Apple or Google Play.
Forward-Looking Statements
This press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about Sonder’s Cash Flow Positive plan, its forecasted revenue growth, costs, and cash flow (including Sonder’s guidance for the quarter ended June 30, 2022 and for the year ended December 31, 2022), its restructuring plan and other information concerning Sonder’s possible or assumed future financial or operating results and metrics, business strategies, competitive position, industry environment, potential growth opportunities, and future operations. These forward-looking statements are based on Sonder’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “proposed” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Sonder’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: potential inability to reduce costs and increase free cash flow and achieve the anticipated benefits of the Cash Flow Positive plan and restructuring plan; potential negative impacts on Sonder’s financial results as a result of changes in travel, hospitality, real estate and vacation markets; potential inability to negotiate satisfactory leases or other arrangements to operate new properties, onboard new properties in a timely manner, or renew or replace existing properties on attractive terms, and the possibility of lease terminations prior to scheduled expirations; possible delays in real estate development and construction projects related to Sonder’s leases, or other delays in generating revenues from new properties; the possibility that Sonder may be unable to effectively manage its growth; potential delays or difficulties introducing new or upgraded amenities, services or features, including enhancements to the Sonder app; the possibility that new RevPAR initiatives will not achieve the desired results and that future pricing and/or occupancy will be lower than anticipated; the possibility of higher than expected property-related costs or other operating expenses and unanticipated conditions or incidents at leased properties; risks associated with Sonder’s relationships with and reliance upon real estate owners, OTAs and other third parties, and their performance of their obligations; changes in applicable laws or regulations, including legal, tax or regulatory developments, and the impact of any litigation or other legal or regulatory proceedings; possible delays in sustainability initiatives; the possibility that Sonder may be adversely affected by other economic, business and/or competitive factors, including the additional risks associated with operating internationally; risks related to the impact of the ongoing COVID-19 pandemic, including the Omicron variant or future variants and further governmental and other restrictions (including travel restrictions) resulting therefrom; and other risks and uncertainties described under the heading “Risk Factors” in Sonder’s Quarterly Report on Form

10-Q filed with the SEC on May 16, 2022. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Sonder does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release. Additional risks and uncertainties are identified and discussed in Sonder’s reports filed and to be filed with the SEC and available on the SEC’s website at www.sec.gov.
Use of Non-GAAP Financial Measures
Sonder supplements its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), by providing additional financial measures that are not prepared in accordance with GAAP. For example, Sonder defines “Free Cash Flow” as cash provided by (used in) operating activities plus any changes to capital expenditures and internally developed software, both of which are included in cash provided by (used in) investing activities. Sonder’s management uses this non-GAAP financial measure, collectively, to evaluate ongoing operations and for internal planning and forecasting purposes. Sonder believes that this non-GAAP financial measure is useful in evaluating its operating performance, and may assist investors in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. However, Sonder’s definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Non-GAAP financial measures should not be viewed in isolation or as a substitute for, or superior to, measures prepared in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Sonder has not reconciled free cash flow guidance to projected cash provided by (used in) operating activities because we do not provide guidance on cash provided by (used in) operating activities or changes to capital expenditures and internally developed software, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

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